UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DXC TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	61-1800317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147
(Address, including zip code, of principal executive offices)

DXC TECHNOLOGY COMPANY 2017 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
(Full title of the plan)

Matthew Fawcett
Executive Vice President,
General Counsel and Secretary
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147
(703) 972-9700
(Name, address and telephone number, including area code, of agent for service)

Copy to:
A. Peter Harwich
Julia A. Thompson
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT

This Registration Statement on Form S‑8, filed by DXC Technology Company, a Nevada corporation (the “Registrant”), registers an additional 1,000,000 shares of its Common Stock, par value $0.01 per share, authorized and reserved for issuance under the Registrant’s 2017 Non‑Employee Director Incentive Plan (as amended and/or restated from time to time) (the “2017 DIP”). On July 21, 2026, the Registrant’s stockholders approved amendments to the 2017 DIP to (i) increase the maximum number of shares available for issuance thereunder by 1,000,000 shares, from 1,245,000 shares to 2,245,000 shares, and (ii) extend the expiration date of the 2017 DIP from March 30, 2027 to March 30, 2037. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2017 (including the post-effective amendment thereof filed on May 1, 2018) (File No. 333-217053), November 9, 2020 (File No. 333-249989) and August 9, 2024 (File No. 333-281419) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

●
the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (“Annual Report on Form 10-K”), filed with the Commission on May 8, 2026;

●
the information included in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 4, 2026, which is specifically incorporated by reference into the Company’s Annual Report on Form 10-K;

●
the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the Commission on July 31, 2026;

●
the Company’s Current Reports on Form 8-K filed with the Commission on July 22, 2026 and July 30, 2026 (excluding Item 7.01 and Exhibit 99.1 attached thereto); and

●
the description of the Company’s Common Stock contained in Exhibit 4.11 to the Company’s Annual Report on Form 10-K, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.
Exhibits.

4.1
Articles of Incorporation of DXC Technology Company, as filed with the Secretary of State of the State of Nevada on March 31, 2017 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Commission on April 6, 2017) (file no. 001-38033)

4.2
Amended and Restated Bylaws of DXC Technology Company, effective November 3, 2022 (incorporated by reference to Exhibit 3.2 to DXC Technology Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (filed November 4, 2022) (file no. 001-38033))

5.1	Opinion of Woodburn and Wedge
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)
99.1
DXC Technology Company 2017 Non-Employee Director Incentive Plan (effective August 13, 2020) (incorporated by reference to Appendix D to the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders on Form Schedule 14A (filed July 2, 2020) (file no. 001-38033))

99.2
Amendment to the DXC Technology Company 2017 Non-Employee Director Incentive Plan (effective July 30, 2024) (incorporated by reference to Appendix B to the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders on Schedule 14A (filed June 14, 2024) (file no. 001-38033))

99.3
Amendment to the DXC Technology Company 2017 Non-Employee Director Incentive Plan (effective July 21, 2026) (incorporated by reference to Appendix C to the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders on Schedule 14A (filed June 4, 2026) (file no. 001-38033))

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, State of Virginia, on the 31st day of July, 2026.

DXC TECHNOLOGY COMPANY

By:	/s/ Matthew Fawcett
Name: Matthew Fawcett
Title: Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Del Bene and Matthew Fawcett, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Raul Fernandez	Director, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2026
Raul Fernandez

/s/ Rob Del Bene	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2026
Rob Del Bene

/s/ Christopher A. Voci	Senior Vice President and Corporate Controller (Principal Accounting Officer)	July 31, 2026
Christopher A. Voci

/s/ David L. Herzog	Chairman	July 31, 2026
David L. Herzog

/s/ David A. Barnes	Director	July 31, 2026
David A. Barnes

/s/ Anthony Gonzalez	Director	July 31, 2026
Anthony Gonzalez

/s/ Pinkie Mayfield	Director	July 31, 2026
Pinkie Mayfield

/s/ Dawn Rogers	Director	July 31, 2026
Dawn Rogers

/s/ Carrie Teffner	Director	July 31, 2026
Carrie Teffner

/s/ Akihiko Washington	Director	July 31, 2026
Akihiko Washington

/s/ Robert F. Woods	Director	July 31, 2026
Robert F. Woods